UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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Linkwell Corporation
(Name of Registrant As Specified In Its Charter)
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LINKWELL CORPORATION

NO. 476 HUTAI BRANCH ROAD, BAOSHAN DISTRICT,

SHANGHAI, CHINA 200436

(86) 21-56689332

To Our Stockholders:

The purpose of this letter is to inform you that, by written consent of a majority of stockholders entitled to vote on these matters, we intend to increase the number of shares of common stock that may be granted under our 2005 Equity Compensation Plan from 5,000,000 to 15,000,000.

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Florida Business Corporation Act, our Articles of Incorporation, as amended, and our By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our 2005 Equity Compensation Plan. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

By:	/s/ Xuelian Bian
Xuelian Bian
Chief Executive Officer

February 1, 2008

LINKWELL CORPORATION

NO. 476 HUTAI BRANCH ROAD, BAOSHAN DISTRICT,

SHANGHAI, CHINA 200436

(86) 21-56689332

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement will be mailed on or about February 6, 2008 to the stockholders of record of Linkwell Corporation, at the close of business on January 22, 2008 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.0005.

The resolution gives us the authority to amend our 2005 Equity Compensation Plan, to increase the number of shares of common stock that may be granted under the plan from 5,000,000 to 15,000,000.

VOTING INFORMATION

As of the Record Date, we had authorized 150,000,000 shares of common stock, of which 73,731,675 shares were issued and outstanding. Each share of common stock has one vote.

A majority of votes representing 53.9% of votes cast by holders of our common stock have executed a written consent in favor of the action to increase the number of shares of common stock that may be granted under the plan from 5,000,000 to 15,000,000.

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be effected on or about the close of business on February 27, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of our named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2006 and December 31, 2007; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (“SFAS 123(R)”); (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Xue Lian Bian	2007	12,800							12,800
Chief Executive Officer, principal financial officer	2006	10,250							10,250

EMPLOYMENT AGREEMENTS

We are not a party to any employment agreements.

DIRECTOR COMPENSATION

Our Board of Directors is presently comprised of our executive officers, Xuelian Bian and Wei Guan, who do not receive compensation for their services as directors. At such time as we expand our Board of Directors to include independent members, we will establish a policy for the compensation of those members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of January 22, 2008, by each person known by us to own beneficially more than 5% of each class, by each of our Directors and Executive Officers and by all Directors and Executive Officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on January 22, 2008, plus shares of common stock subject to options, warrants and conversion rights held by such person on January 22, 2008 and exercisable or convertible within 60 days thereafter. Unless otherwise noted, the business address of each person listed is in are of No. 476 Hutai Branch Road, Baoshan District Shanghai, China 200436.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class (1)
Xuelian Bian	20,420,919	27.7%
Wei Guan	13,602,551	18.4%
All directors and current executive officers as a group	34,023,470	46.4%
Other Beneficial Owners of greater than 5% of the total number of shares outstanding	N/A	N/A

(1) The number of shares of our common stock issued and outstanding on January 22, 2008 was 73,731,675 shares.

AMENDMENT OF THE COMPANY’S 2005 EQUITY COMPENSATION PLAN

2005 EQUITY COMPENSATION PLAN

In June of 2005, we established the 2005 Equity Compensation Plan (the “Equity Compensation Plan”). As of January 22, 2008, there were 5,000,000 shares of common stock reserved for issuance under the Equity Incentive Plan.

As of January 22, 2008, 5,000,000 shares of our restricted common stock had been granted under the Equity Compensation Plan. No shares of common stock (plus any shares that might in the future be returned to the Equity Compensation Plan as a result of the termination, expiration, or forfeiture of options) remain available for future grant under the Equity Compensation Plan as of such date. Management believes that the number of shares of common stock currently available for issuance under the Equity Compensation Plan is insufficient to meet its needs to provide for awards to the plan participants for the next twelve months.

On January 22, 2008, our Board of Directors approved and adopted an amendment to our Equity Compensation Plan, subject to shareholder approval. On January 22, 2008, stockholders owning approximately 53.9% of the outstanding shares of our common stock approved the amendment to the Equity Compensation Plan by action taken by written consent without a meeting in accordance with the Florida Business Corporation Act. No further vote of our stockholders is required to approve the amendment to the Equity Compensation Plan. Such approval by our stockholders will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders.

The amendment to our Equity Compensation Plan will increase the number of shares of common stock with respect to which awards may be granted under the Equity Compensation Plan from 5,000,000 to 15,000,000. The complete text of the amendment is set forth at the end of this Information Statement in EXHIBIT A.

The principal provisions of the Equity Compensation Plan, as amended, are summarized below.

 On June 28, 2005, our Board of Directors adopted our 2005 Equity Compensation Plan under which 5,000,000 shares of our common stock have been reserved for issuance upon the exercise of options or stock grants under the plan. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options. The purpose of the 2005 Equity Compensation Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes. As of December 28, 2007 we had no outstanding options under the plan and there were no shares available for issuance under the 2005 Equity Compensation Plan.

Our Board of Directors, or a committee of the Board, administers the 2005 Equity Compensation Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price. Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors, but shall not be less than the par value of our common stock on the date the option is granted.

The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $1,000,000.

The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant’s option, in whole or in part, including as to options not otherwise exercisable.

Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment is to be in the form of cash, checks, certified or bank cashier’s checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which may be acceptable to the Board of Directors, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board that such loan or guarantee is reasonably expected to benefit us.

All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee’s right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

In the event of termination of employment because of death while an employee or because of disability, the optionee’s options may be exercised not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier. If an optionee’s employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

If an optionee’s employment terminates for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options will terminate. If an optionee’s employment terminates for any reason other than death, disability or retirement, all right to exercise the option terminate not later than 90 days following the date of such termination of employment.

The Board of Directors may amend, suspend or terminate the plan at any time. Unless the plan shall have been earlier suspended or terminated by the Board of Directors, the 2005 Equity Compensation Plan terminates on June 28, 2015.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

EXHIBIT A

AMENDMENT NO. 1

TO THE

LINKWELL CORPORATION

2005 EQUITY COMPENSATION PLAN

THIS AMENDMENT NO. 1 to the Linkwell Corporation (the “Company”) 2005 Equity Compensation Plan (the “Plan”) amends the Plan as set forth below effective as of ________.  All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                   The first sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 15,000,000 shares.”

2.                   Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.